 Exhibit 10.19(b)

FIRST AMENDMENT
TO THE
PROGRAMMER'S PARADISE, INC.
2006 STOCK-BASED COMPENSATION PLAN

In accordance with the power reserved to it in Section 20(a) of the Programmer's Paradise, Inc. 2006 Stock-Based Compensation Plan (the "Plan"), the Board of Directors of Programmer's Paradise, Inc. (the "Company") hereby amends the Plan, effective July 5, 2006 as follows:

1. Section 2(h) is amended to correct a typographical error to read as follows:

" 'Common Stock' means the common stock of Programmer's Paradise, Inc., par value $0.01 per share".

2. Section 8(d)(ii) is amended in its entirety to read as follows:

"(ii) Unless otherwise determined by the Committee, dividends will be authorized by Programmer's Paradise, Inc. to be paid to the Participant during the period the restriction is enforced, subject to the same restrictions as the underlying shares upon which the dividend is declared."

* * * * *

To record the adoption of this First Amendment to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 24th day of August, 2006.

[CORPORATE SEAL]		PROGRAMMER'S PARADISE, INC.

Attest:	/s/ Kevin Scull	By:	/s/ Simon F. Nynens